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Exhibit 3i.2

For Ministry Use Only À l'usage exclusif du ministère	Ontario Corporation Number Numéro de la société en Ontario
1549440

Ministry of Consumer and Ontario Business Services	Ministère des Services aux consommateurs et aux entreprises
CERTIFICATE	CERTIFICAT
This is to certify that these articles are effective on	Ceci certifie que les présents status entrent en vigueur le

DECEMBER 20 DÉCEMBRE, 2002

[Signature] Director / Directrice Business Corporations Act / Loi sur les sociétés par actions

Form 3
Business Corporations Act

Formule 3
Loi sur les société par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1.	The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Dénomination sociale actuelle de la société : (Écrire en LETTRES MAJUSCULES SEULEMENT) :

	/	M	/	E	/	T	/	A	/	L	/	L	/	I	/	C	/	/	V	/	E	/	N	/	T	/	U	/	R	/	E	/	S	/	/	I	/	N	/	C	/	.	/	/	/	/	/	/	/

	/		/		/		/		/		/		/		/		/	/		/		/		/		/		/		/		/		/	/		/		/		/		/	/	/	/	/	/	/

	/		/		/		/		/		/		/		/		/	/		/		/		/		/		/		/		/		/	/		/		/		/		/	/	/	/	/	/	/

	/		/		/		/		/		/		/		/		/	/		/		/		/		/		/		/		/		/	/		/		/		/		/	/	/	/	/	/	/

2.	The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS) Nouvelle dénomination sociale de la société (s'il y a lieu) : (Écrire en LETTRES MAJUSCULES SEULEMENT) :

	/	N	/	/	/	A	/		/		/		/		/		/	/		/		/		/		/		/		/		/		/	/		/		/		/		/	/	/	/	/	/	/

	/		/		/		/		/		/		/		/		/	/		/		/		/		/		/		/		/		/	/		/		/		/		/	/	/	/	/	/	/

	/		/		/		/		/		/		/		/		/	/		/		/		/		/		/		/		/		/	/		/		/		/		/	/	/	/	/	/	/

	/		/		/		/		/		/		/		/		/	/		/		/		/		/		/		/		/		/	/		/		/		/		/	/	/	/	/	/	/

3.	Date of incorporation/amalgamation: Date de la constitution ou de la fusion :
2002/11/18

(Year, Month, Day) (année, mois, jour)
4.
Complete only if there is a change in the number of directors or the minimum / maximum number of directors.
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.
Number (or minimum and maximum number) of directors is/are:	number nombre	or ou	minimum minimal	and et	maximum maximal
Nombre (ou nombres minimal et maximal) d'administrateurs :

5.	The articles of the corporation are amended as follow: Les statuts de la société sont modifiés de la façon suivante :

1. by increasing the issued and outstanding Common Shares in the capital of the Corporation on a 2 for 1 basis so that each issued and outstanding common share shall become 2 issued and outstanding common shares in the capital of the Corporation;

07119 (12/2001)

6.	The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.
La modification a été dûment autorisée aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.
7.
The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le
2002/12/18

(Year, Month, Day) (année, mois, jour)
These articles are signed in duplicate. Les présents statuts sont signés en double exemplaire.
METALLIC VENTURES INC.

(Name of Corporation) (Dénomination sociale de la société)
(If the name is to be changed by these articles set out current name) (Si l'on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle).
By/ Par :
/s/ Norman F. Findlay	Director

(Signature) (Signature) Norman F. Findlay	(Description of Office) (Fonction)

07119 (12/2001)

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Exhibit 3i.2